UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 205449
                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report: March 3, 1999


                             OMNICOMM SYSTEMS, INC.
                             ----------------------
                 (Name of Small Business Issuer in its charter)


         DELAWARE                         0-26028                           11-3349762
         --------                         -------                           ----------
(State or other jurisdiction of     (Commission File Number)         (IRS Employer Indet. No.)
incorporation or organization)

                3250 MARY STREET, SUITE 307, MIAMI, FLORIDA 33133
                -------------------------------------------------
              (Address of Principal Executive Offices and Zip code)

                  Registrant's Telephone number: (305)448-4700

Items 1,2,5, AND 6.

        On February 17, 1999, OmniComm Systems, Incorporated, a Florida corporation ("OmniComm"), and Coral Development Corp., a Delaware corporation ("Coral"), pursuant to an Agreement and Plan of Reorganization dated July 22, 1998, and an amendement thereto dated November 3, 1998("Agreement"), merged with Coral being the surviving entity. Pursuant to the Agreement the name of the company was changed from Coral Development Corp. to OmniComm Systems, Inc.

        In consideration of receiving all of the issued and outstanding shares of OmniComm, Coral will issue issue 940,000 restricted shares of common stock to the five shareholders of OmniComm: (1)Randall Smith - 421,461 or 31%; (2)Peter
S. Knezevich - 281,640 or 21%; (3) Clifton Middleton 102,461 or 8%;(4)Hugh McCallum 102,461 or 8%; (5)Lawton Jackson 31,977 or 2%. (Percentage represents total amount of issued and outstanding of Registrant). Pursuant to the terms of the Agreement, the above-mentioned shareholders will be entitled to receive an additional 2,687,000 shares once the Registrant generates cummulatively $4,000,000 in gross revenues.

        In connection with the Agreement, Arthur Seidenfeld and Anne Seidenfeld have resigned as Directors and Officers of the Registrant. Randall Smith and Peter S. Knezevich have been appointed to serve as Direcotrs until the next schedule annual meeting of the Registrant.

Item 7 EXHIBITS.

        (c) Exhibits.

               2 Agreement and Plan of Reorganization dated July 22, 1998, and an amendement thereto dated November 3, 1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


Date: March 3, 1999                 OMNICOMM SYSTEMS, INC.
                                    ----------------------
                                         (Registrant)

                                     By: /S/PETER S. KNEZEVICH
                                         -----------------------------------
                                         Peter S. Knezevich
                                         Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT                        DESCRIPTION
-------                        -----------

  2 Agreement and Plan of Reorganization dated July 22, 1998, and an amendment thereto dated November 3, 1998.